EXHIBIT 10.6

2001 Stock Option Plan

(As Amended and Restated Effective April 24, 2007)

Section 1. Purpose

The purpose of the 2001 Stock Option Plan (the “Plan”) is to advance the interest of Coca-Cola Enterprises Inc. (the “Company”) and its Subsidiaries (as defined in Section 4) by encouraging and enabling the acquisition of a financial interest in the Company by officers, management employees and other key individuals through grants of stock options (“Options”).

Section 2. Administration

The Plan shall be administered by a Compensation Committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”) from among its members and shall be comprised of not fewer than two members who shall be “nonemployee directors” within the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”), and the regulations thereunder.

The Committee shall determine the persons to whom and the times at which Options will be granted, the number of shares to be subject to each Option, the duration of each Option, the times within which the Option may be exercised, the cancellation of the Option (with the consent of the holder thereof) and the other conditions of the grant of an Option.

The Committee may, subject to the provisions of the Plan, establish such rules and regulations for the proper administration of the Plan, may make interpretations and take other action in relation to the Plan as it deems necessary or advisable. Each interpretation or other action made or taken pursuant to the Plan shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, its Subsidiaries, the Committee, the Board, the affected optionees, and their respective successors in interest.

In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys’ fees) incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act in connection with the Plan or any Option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Certificate of Incorporation or Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding.

Section 3. Stock

The stock to be issued under the Plan shall be shares of common stock, $1 par value, of the Company (the “Stock”). The Stock shall be made available from authorized and unissued Stock or from shares of Stock held by the Company in its treasury. The total number of shares of Stock that may be issued under the Plan pursuant to Options granted hereunder shall not exceed 40,000,000. Effective April 24, 2007, total number of shares of Stock that may be issued under the Plan pursuant to Options granted hereunder shall not exceed 33,000,000. The Stock subject to any unexercised portion of an Option which expires or is canceled, surrendered or terminated for any reason may again be subject to Options granted under the Plan. Stock received in payment upon the exercise of an Option may not be the subject of a subsequent Option.

Section 4. Eligibility

Options may be granted to officers, other key employees of the Company and its Subsidiaries, as well as to consultants, directors or other persons providing key services to the Company of its Subsidiaries. “Subsidiary” shall mean any corporation or other business organization in which the Company owns, directly or indirectly, 20% or more of the voting stock or capital or profits interest at the time of the granting of such Option.

No person shall be granted the right to acquire pursuant to Options granted under the Plan more than 20% of the aggregate number of shares of Stock originally authorized for issuance under the Plan.

Section 5. Awards of Options

(a) Option Price. The option price shall be 100% or more of the fair market value of the Stock on the date of grant. The fair market value of shares of Stock shall be computed on the basis of the average of the high and low market prices at which a share of Stock shall have been sold on the date for which the valuation is made, or on the next preceding trading day if such date was not a trading day, as reported on the New York Stock Exchange Composite Transactions listing reflecting composite treading as of 4:00 p.m., Eastern Time on the trading day, or as otherwise determined by the Committee. Effective February 8, 2007, the fair market value of shares of Stock shall be closing trading price at which a share of Stock shall have been sold on the date for which the valuation is made, or on the next preceding trading day if such date was not a trading day, as reported on the New York Stock Exchange Composite Transactions listing reflecting composite treading as of 4:00 p.m., Eastern Time on the trading day, or as otherwise determined by the Committee.

(b) Payment. The option price shall be paid in full at the time of exercise. No shares shall be issued until full payment has been received therefor. Payment may be made in cash or by other means, including delivery of shares of Stock owned by the optionee.

(c) Duration of Options. Subject to the terms of the Option, the duration of Options shall be 10 years from date of grant.

(d) Other Terms and Conditions. Options may contain such other provisions as the Committee shall determine appropriate from time to time, including provisions related to the vesting of Options and the time periods within which an Option shall be exercisable. The grant of an Option to any officer or employee shall not affect in any way the right of the Company and any Subsidiary to terminate the relationship between the Company or Subsidiary and the optionee.

(e) Options Granted to International Optionees. Options granted to an optionee who is subject to the laws of a country other than the United States of America may contain terms and conditions inconsistent with provisions of the Plan or may be granted under such supplemental documents, as required or appropriate under such country’s laws.

(f) Withholding of Taxes. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the optionee the amount of any federal, state or local taxes required by law to be withheld with respect to Options granted hereunder or the Stock acquired pursuant to the exercise of such Options.

Section 6. Extension of the Terms of Options

The Committee may extend the duration of any Option for a period not to exceed one year without changing the option price and on such other terms and conditions as the Committee may deem advisable unless either the authority granted under this Section 6 or the exercise of such authority would result in less favorable tax treatment than the optionee would have received under the original option or is prohibited by the securities laws of the country within which the grant was originally made.

Section 7. Nontransferability of Options

An Option shall not be transferable except as follows: An Option shall be transferable by will or by the laws of descent and distribution or pursuant to a domestic relations order issued by a court of competent jurisdiction. Further, an Option is transferable to an immediate family member of the optionee under such terms and conditions as may be determined, from time to time, by the Committee. For purposes of this Section 8, an “immediate family member” is defined as the optionee’s spouse, child, grandchild, parent or a trust established for the benefit of such family members. With respect to any Option transferred pursuant to the terms of this Section 8, any such Option shall be exercisable only by the designated transferee or the designated transferee’s legal representative.

Section 8. No Rights as a Share Owner

An optionee or a transferee of an Option shall have no right as a share owner with respect to any Stock covered by an Option or receivable upon the exercise of an Option until the optionee or transferee shall have become the holder of record of such Stock. No adjustments shall be made for dividends in cash or other property (except for stock dividends) or other distributions or rights in respect of such Stock for which the record date is prior to the date on which the optionee or transferee shall have in fact become the holder of record of the share of Stock acquired pursuant to the Option.

Section 9. Adjustment in the Number or Kind of Shares and in Option Price

In the event there is any change in the shares of Stock through the declaration of stock dividends payable in Stock or stock splits or through recapitalization or merger, share exchange, consolidation, combination of shares or otherwise, the Committee or the Board shall make such adjustment, if any, as it may deem appropriate in the number or kind of shares of Stock available for Options, as well as the number or kind of shares of Stock subject to any outstanding

Option and the option price thereof. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to any Option without payment therefor. Effective February 8, 2007, in the event of a material corporate transaction described therein which results in existing holders of the Company’s common stock holding stock that differ in kind, character or amount from the Company common stock previously held by them, the Committee shall provide such adjustments or substitutions with respect to the plan and to options granted thereunder as are necessary and appropriate to prevent each holder of outstanding options from experiencing a significant increase or decrease, solely by reason of such transaction, which for an optionee will be determined by reference to the existing spread value (i.e., the difference between the exercise price of the option and the fair market value of the related common stock). The preceding sentences shall in no event be interpreted to result in adjustments or substitutions greater than those needed to provide parity of treatment between the holders of such awards and holders of common stock of the Company, and may include without limitation the adjustments and actions described in Section 9 of the Plan.

Section 10. Amendments, Modification and Termination of the Plan

The Board or the Committee may terminate the Plan in whole or in part, may suspend the Plan in whole or in part from time to time, and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to qualify the Options under the laws of various states or countries (including tax laws) or to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option granted thereunder. Any such action may be taken without the approval of the share owners of the Company unless the Committee determines that the approval of share owners would be necessary to retain the benefits of Section 162(m) of the Internal Revenue Code.

No amendment or termination or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the optionee, except that the Committee may amend or modify the Plan in a manner that does affect Options theretofore granted upon a finding by the Committee that such amendment or modification is necessary to retain the benefits of Section 162(m) of the Internal Revenue Code or that it is not adverse to the interest of holders of outstanding Options.

The Plan shall terminate when all shares of Stock subject to Options under the Plan have been issued and are no longer subject to forfeiture unless earlier terminated by the Board or the Committee.

Section 11. Governing Law

The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia, United States of America, and construed in accordance therewith.

Section 12. Section 16(b) of the Securities Exchange Act of 1934

Any action taken by the Committee or the Board of Directors pursuant to the Plan, and any provision of the Plan, is null and void if it does not comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and would otherwise result in liability under Section 16(b) of that Act.